UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

February 10, 2014
Date of Report (Date of earliest event reported)

Annie’s, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35470	20-1266625
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. employer identification number)
1610 Fifth Street
Berkeley, CA 94710
(Address of principal executive offices, including zip code)

(510) 558-7500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On February 10, 2014, Annie’s, Inc. (the “Company”) issued a press release announcing financial results for the third quarter of fiscal 2014 ended December 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information furnished on this Form 8-K, including the exhibit attached, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.
Non-GAAP Financial Measures
Adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS are not financial measures prepared in accordance with U.S. generally accepted accounting principles, or GAAP. As used in the press release: (1) adjusted net sales represents net sales adjusted for impact on net sales due to frozen pizza recall and related insurance recoveries; (2) adjusted gross margin represents gross margin adjusted for impact on gross margin due to frozen pizza recall and related insurance recoveries; (3) adjusted selling, general and administrative expenses reflect selling, general and administrative expenses adjusted for impact on selling general and administrative expenses due to frozen pizza recall and related insurance recoveries, secondary offering costs, and costs associated with the planned Joplin plant acquisition; (4) EBITDA represents net income plus interest expense, provision for income taxes, and depreciation and amortization; (5) adjusted EBITDA represents EBITDA adjusted for impact on net sales, cost of sales, and selling, general and administrative expenses due to frozen pizza recall and related insurance recoveries; costs associated with the planned Joplin plant acquisition; secondary offering costs; stock-based compensation; and the change in fair value of convertible preferred stock warrant liability; (6) adjusted net income represents net income adjusted for impact on net sales, cost of sales, selling, general and administrative expenses and provision for income taxes due to frozen pizza recall and related insurance recoveries; costs associated with planned Joplin plant acquisition, secondary offering costs, the change in fair value of convertible preferred stock warrant liability and the provision for income taxes on these; and (7) adjusted diluted EPS represents adjusted net income divided by weighted average diluted shares of common stock.
The Company presents adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS because the Company believes these measures provide additional metrics to evaluate the Company’s operations and, when considered with both the Company’s GAAP results and the related reconciliation to the most directly comparable GAAP measure, provide a more complete understanding of the Company’s business than could be obtained absent this disclosure. The Company uses adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS together with financial measures prepared in accordance with GAAP to assess the Company’s operating performance, to provide meaningful comparisons of operating performance across periods, to enhance the Company’s understanding of its core operating performance and to compare its performance to that of its peers and competitors. The Company believes that these non-GAAP financial measures are also useful to investors in assessing the operating performance of the Company’s business without the effect of the items described above. Adjusted net sales, adjusted gross margin, adjusted selling, general and administrative expenses, EBITDA, adjusted EBITDA, adjusted net income and adjusted diluted EPS are subject to inherent limitation as they reflect the exercise of judgment by management in determining how they are formulated. Further, the Company’s computation of these non-GAAP measures is likely to differ from methods used by other companies in computing similarly titled or defined terms, limiting the usefulness of these measures. These non-GAAP measures should not be considered in isolation or as alternatives to GAAP measures and do not purport to be alternatives to either net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. The Company urges investors to review the reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures included in the press release, and not to rely on any single financial measure to evaluate the Company’s business.

Item 9.01	Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press release issued by Annie’s, Inc. entitled “Annie’s Reports Third Quarter Fiscal 2014 Financial Results,” dated February 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Annie’s, Inc.

Date: February 10, 2014	By:	/s/ Zahir M. Ibrahim
Zahir M. Ibrahim
Executive Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by Annie’s, Inc. entitled “Annie’s Reports Third Quarter Fiscal 2014 Financial Results,” dated February 10, 2014.